Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 28, 2025, with respect to the consolidated financial statements of Token Cat Limited and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ JWF Assurance PAC

Singapore

December 17, 2025